UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2012

Sigma-Aldrich Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Spruce Street, St. Louis, Missouri 63103

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (314) 771-5765

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported, on January 8, 2012, Sigma-Aldrich Corporation (“Sigma-Aldrich”), Sigma-Aldrich Holding LLC, a wholly-owned subsidiary of Sigma-Aldrich (“Sigma-Aldrich Holding,” together with Sigma-Aldrich, “Purchaser”), Sigma-Aldrich Acquisition LLC, a wholly-owned subsidiary of Sigma-Aldrich Holding (“Merger Sub”), BioReliance Holdings, Inc. (the “Company”), and Avista Capital Partners GP, LLC (“Avista”), as representative to the securityholders of the Company, entered into a definitive agreement and plan of merger (the “Agreement”). On January 31, 2012, pursuant to the Agreement, Merger Sub merged with and into the Company (the “Merger”). As a result of the Merger, the Company is now a wholly-owned subsidiary of Purchaser. The total consideration paid by Purchaser at the closing of the Merger was $350 million in cash, subject to a post-closing working capital adjustment.

Other than the Agreement and any ancillary related agreements, there is no material relationship between any of Purchaser and Merger Sub and the Company or Avista.

Section 8 — Other Events

Item 8.01	Other Events.

On January 31, 2012, Sigma-Aldrich issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Text of press release dated January 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA-ALDRICH CORPORATION

Date: January 31, 2012	By	/s/ George L. Miller
George L. Miller Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Text of press release dated January 31, 2012.